SUBORDINATED PROMISSORY NOTE


$121,984.00                                                     Cincinnati, Ohio
(to be adjusted as hereinafter set forth)                          May 6th, 1999

 1. FOR VALUE RECEIVED, POMEROY SELECT INTEGRATION SOLUTIONS, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "Borrower") does hereby absolutely and unconditionally promise to pay to the order of SYSTEMS ATLANTA COMMERCIAL SYSTEMS, INC., a Georgia corporation ("Lender"), the sum of One Hundred Twenty-One Thousand Nine Hundred Eighty-Four Dollars ($121,984.00) (as may be adjusted in the manner hereinafter set forth), together with interest on the outstanding principal balance from the date hereof, at the rate specified below.

2. The initial face amount of this note One Hundred Twenty-One Thousand Nine Hundred Eighty-Four Dollars ($121,984.00) shall be adjusted downward by any decrease required by Section 4.2(e) of the Asset Purchase Agreement. Such adjustment and the manner in which it is to be made shall be done in accordance with Section 5.2 of the Asset Purchase Agreement. If, prior to such adjustment, Borrower has made any interest payment to Lender hereunder, the parties agree to adjust any prior payments to equitably reflect the decrease made as a result of any adjustment contained in Section 4.2(e) of the Asset Purchase Agreement.

3. Interest shall accrue at the prime rate of Chase Manhattan Bank as of the date of Closing. Interest on the unpaid principal balance of this note shall be due and payable quarterly with the first interest payment due and payable ninety
(90) days from the date hereof and on the 6th day of each successive quarter thereafter. Principal shall be paid in one (1) annual installment of One Hundred Twenty-One Thousand Nine Hundred Eighty-Four Dollars ($121,984.00), as may be adjusted pursuant to the provisions of paragraph 2, on the first
Anniversary  Date  of  this  Note.

 4. All payments received hereunder shall be applied first to interest and then to principal. Subject to the Subordination Agreement, as defined below, this Note may be prepaid, in whole or in part, at any time, without penalty.

 5. This Note and all obligations of the Borrower hereunder are subordinated and made junior in right of payment to the extent and in the manner provided in the Subordination Agreement of even date herewith (the "Subordination Agreement") between Deutsche Financial Services Company, the Lender and the Borrower and no action may be taken by the Lender except in accordance with the terms of such Subordination Agreement as long as it is in effect.

 6. Upon the occurrence of an Event of Default, the entire principal amount outstanding under this Note, and accrued interest thereon, shall at once become due and payable, at the option of the Lender and the Lender shall have the remedies set forth in the Asset Purchase Documents and Subordination Agreement. During the continuance of any Event of Default, all principal evidenced by this Note (whether for principal or otherwise) shall (to the extent permitted by applicable law) bear interest at the annual rate of twelve percent (12%). The unpaid interest accrued during the continuation of any Event of Default on the indebtedness evidenced by this Note (whether for principal or otherwise) in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Lender hereof on demand by the Lender of this Note at any time. Interest will continue to accrue on all indebtedness evidenced hereby until the Event of Default shall be cured or otherwise remedied.

 7. This Note is issued pursuant and subject to the terms and conditions of the Asset Purchase Agreement. This Note is subject to all terms and conditions set forth in the Asset Purchase Documents, including, but not limited to, terms of default and rights of acceleration, if any. Any holder of this Note is subject to all claims and defenses which the Borrower could pursue against Lender under the Asset Purchase Agreement.

8. When this Note becomes due, by acceleration or otherwise, the Lender may, at its option, subject to the Subordination Agreement, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to property held as security herefor. The failure to exercise any option, to declare the maturity hereof, or to exercise any other rights under any of the covenants or conditions contained in the Asset Purchase Documents shall not be taken or deemed to be a waiver of the right to exercise such option or to declare such maturity after any subsequent violation of any such covenants or conditions. All remedies provided for herein upon any default by the Borrower shall be cumulative and not exclusive.

9. Notwithstanding the above, pursuant to the Asset Purchase Agreement, Lender made certain representations, warranties, covenants and agreements with and to the Borrower. Lender agrees that if the Borrower is entitled to indemnification from the Lender under the Asset Purchase Agreement or any other of the Asset Purchase Documents, the amount of such indemnification due from Lender may be set off against the amounts payable hereunder if permitted under the Asset Purchase Agreement, being first applied to interest and the withholding all or any part of payment due hereunder as a result of such a set off shall not be considered an Event of Default hereunder. Lender agrees that the amount to which the Borrower may be entitled to recover from Lender shall not be limited by either the amount paid or due to be paid to Lender hereunder or by the terms of this Note but shall be governed by the terms of the Asset Purchase Documents.

10. The provisions of this Note and the obligations of the Borrower hereunder shall in all respects be governed by and interpreted and determined in accordance with the internal laws of the State of Georgia.

11. The rights of the Lender hereunder are fully assignable and transferrable, except that any assignment and/or transfer made to a competitor of Borrower shall be made only with the prior written approval of Borrower, which approval shall not be unreasonably withheld. A competitor of Borrower is any individual or entity that engages in the providing of integrated desktop management and network services including life cycle services, internet working services and end user support services.

12. The Borrower hereby unconditionally and irrevocably waives notice of acceptance, presentment, notice of nonpayment (except as provided herein), protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note.

13. Should all or any part of the indebtedness represented by this Note be collected by action in law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Borrower hereby promises to pay to the Lender of this Note, upon demand by the Lender hereof at any time, in addition to principal and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by the Lender of this Note.

14. If for any circumstances whatsoever, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute of law, so that in no event shall any exaction of interest be possible under this Note in excess of the limit of such validity. In no event shall the Borrower be bound to pay interest of more than the legal limit for the use, forbearance or detention of money, and the right to demand any such excess is hereby expressly waived by the Lender.

15. No delay or omission of the holder of this Note to exercise any right or power arising from any default shall impair any such right or power or be considered to be a waiver of any such default or any acquiescence therein, nor shall the action or non-action of the holder in case of default on the part of the Borrower impair any right or power resulting therefrom.

16. As used herein, the following terms shall have the following meanings, respectively:

     (a)     "Anniversary  Date"  -  May  6th,  2000.

     (b) "Asset Purchase Agreement" - The Asset Purchase Agreement by and between the Borrower and the Lender dated May 6th, 1999.

     (c) "Asset Purchase Documents" - The Asset Purchase Agreement and all Exhibits thereto (except for any employment agreement(s) and all noncompetition agreements, other than the one provided by Lender) by and between the parties to the Asset Purchase Agreement.

     (d)     "Event  of  Default"  -

          (i) The failure of Borrower to make any payment of principal or interest due under this Note for a period of ten (10) days after receipt of written notice from the Lender to the Borrower that such installment has not been paid; or

          (ii) A default under the Senior Debt loan documentation that has been declared in writing, remains uncured past any applicable cure period, and results in the declared acceleration of the Senior Debt.

     (e) "Senior Debt" - The Debt of the Borrower to Deutsche Financial Services Company, as set forth in the Subordination Agreement.

WITNESSES:                            BORROWER

                                      Pomeroy Select Integration Solutions, Inc.
_____________________________

                                      By:  _____________________________
_____________________________         Its: _____________________________



THE OBLIGATION REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED MAY 6TH, 1999 IN FAVOR OF DEUTSCHE FINANCIAL SERVICES COMPANY, TO WHICH REFERENCE IS HEREBY MADE, RESTRICTING THE RIGHTS OF THE MAKER OR DRAWER AND OF ANY HOLDER WITH RESPECT TO PAYMENTS ON ACCOUNT OF THE PRINCIPAL AND INTEREST HEREOF.